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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
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                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2000

                           FIRST STERLING BANKS, INC.
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                Exact name of Registrant as Specified in Charter
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
Georgia                                    000-25128                      58-2104977
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(State or other jurisdiction         (Commission File Number)            (IRS Employer
of incorporation or organization)                                  Identification No.)
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                   676 Chastain Road, Kennesaw, Georgia 30144
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                    (Address of Principal Executive Officers)

Registrant's Telephone Number, including area code:  770-422-2888
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         At shareholders meetings of Main Street Banks Incorporated and First Sterling Banks, Inc., on May 22, 2000 and May 23, 2000, respectively, the shareholders of both companies approved the merger of Main Street Banks Incorporated with and into First Sterling Banks, Inc. The merger was consummated on May 24, 2000 and the registrant issued the following press release.

 "First Sterling Banks, Inc. (NASDAQ: FSLB) and Main Street Banks Incorporated today announced the consummation of the merger of the two suburban Atlanta banking companies. The combined companies will operate under the corporate name of First Sterling Banks, Inc., and Main Street shareholders will receive 1.01 shares of First Sterling stock for each share of Main Street stock owned prior to the merger. After the merger, First Sterling Banks has approximately 2,400 shareholders with 13.7 million shares outstanding and a market capitalization of $137 million, the second highest among Atlanta based banks.

The merger of equals combination between First Sterling and Main Street creates the largest and highest performing community banking organization based in the Atlanta metropolitan area. As of March 31, 2000 the combined companies reported total assets of $882 million with 21 banking offices in Cobb, Gwinnett, DeKalb, Rockdale, Newton, Walton, Barrow and Clarke counties. The aggregate population of these counties represents 26% of the state's population and is expected to account for 41.7% of the state's projected growth over the next decade. First Sterling expects to continue to expand its geographic footprint within the rapidly growing greater Atlanta area.

Operating as the small business bank with a community focus, First Sterling Banks now offers a complete array of traditional banking products, augmented by other financial services, including insurance, brokerage, mortgage banking and internet banking.

For the first quarter ended March 31, 2000 the combined companies earned net income of $3,291,000, representing a l.54% return on average assets and a 17.69% return on average equity for the period."


         Based on the exchange ratio of 1.01 shares of First Sterling Banks common stock for each share of Main Street Banks stock it is expected that a total of up to approximately 8,917,290 shares of First Sterling Banks common stock shall be issued to the Main Street stockholders for their stock. The transaction was accounted for as a pooling of interests.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a. The financial statements of Main Street Banks Incorporated as of December 31, 1999 and 1998 and for each of the years ended December 31, 1999, 1998 and


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         1997 are incorporated by reference to the registration statement on
         Form S-4 of the Registrant (Registration Statement No. 333-33844). The financial statements for Main Street Banks Incorporated as of March 31, 2000 and March 31, 1999 and for the three months ended March 31, 2000 and March 31, 1999 shall be filed under cover of Form 8-K/A as soon as practicable, but not later than August 8, 2000.

b. The unaudited pro forma consolidated financial statements as of December 31, 1999 and each of the years ended December 31, 1999 1998 and 1997 are incorporated by reference to the registration statement on Form S-4 of the Registrant (Registration Statement No. 333-33844). The pro forma financial information as of March 31, 2000 and March 31, 1999 and for the three months ended March 31, 2000 and March 31, 1999 shall be filed under cover of Form 8-K/A as soon as practicable, but not later than August 8, 2000.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATE:  June 7, 1999

                                             FIRST STERLING BANKS, INC.

                                             /s/EDWARD C. MILLIGAN
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                                             Edward C. Milligan
                                             Chairman & Chief Executive Officer